Exhibit 10.13

NOVATION AGREEMENT

This novation agreement ("Agreement") is made on December 23, 2025,

BETWEEN: **Orangekloud Technology Inc.** (Company Registration Number: 400228) with registered office at 4th Floor, Harbour Place, 103 South Church Street, P. O. Box 10240, Grand Cayman, KY-1002, Cayman Islands (hereinafter "**ORKT**" or the "**Original Creditor**");

AND: **Enterprise Software Investment Inc.** (BVI Company Number: 2123918) with registered office at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands (hereinafter "**ESI**" or the "**New Creditor**"), that is a wholly-owned subsidiary of ORKT;

AND: **MSC CONSULTING (S) PTE. LTD.** (Singapore Unique Entity Number: 200305559E) with registered office at 70 Bendemeer Road #04-04 Luzerne, Singapore 339940 (hereinafter "**MSC**" or the "**Debtor**"), that is a wholly-owned subsidiary of ESI;

(each a "Party" and collectively the "Parties")

WHEREAS

a) The Debtor is indebted to the Original Creditor in the amount of **SGD _5.3M_** as at **November 30, 2025**, arising from intercompany funding.
b) The Parties have agreed that the debt amount of **SGD 5,300,000 (equivalent to USD 4,061,000**) (the **"Debt"**) shall be novated to the New Creditor. Accordingly, the Original Creditor shall be released from its rights and obligations as creditor in respect of the Debt, and that the New Creditor shall be substituted as the creditor in its place. In turn, the New Creditor shall owe a debt of the same amount to the Original Creditor.]
c) This Agreement sets out the terms of the novation of the Debt from the Original Creditor to the New Creditor.

The Parties hereby agree as follows:

1. Novation

1.1 With effect from **December 23, 2025**, the Parties agree that:
a) the Original Creditor is released and discharged from all rights, interests, and obligations as creditor in respect of the Debt; and
b) the New Creditor is substituted as creditor in place of the Original Creditor and shall have the same rights, benefits, and obligations against the Debtor as if it were the original creditor.

1.2 The Debtor agrees that, from the Effective Date, the Debt shall be owed solely to the New Creditor on the same terms and conditions as previously applied to the Original Creditor.

2. **Acknowledgement of Debt**

The Debtor acknowledges and confirms that:

a) the Debt remains valid, legally binding, and enforceable;

b) the amount of the Debt outstanding as at the Effective Date is as stated above; and

c) no defence, counterclaim, or right of set-off exists in respect of the Debt.

d) the novation shall not constitute a waiver, forgiveness, or discharge of the Debt; and

e) all accrued and future obligations of the Debtor in respect of the Debt shall continue in full force and effect.

3. **Consideration**

The Parties agree that the novation is effected for good and valuable consideration, the sufficiency of which is acknowledged, as part of an intragroup reorganisation.

4. **Further Assurance**

Each Party shall execute all documents and do all acts reasonably necessary to give effect to this Agreement.

5. **Governing Law**

This Agreement shall be governed by and construed in accordance with the laws of Singapore.

6. **Counterparts**

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[signature pages to follow]

The Parties hereto have executed this Agreement as of the day and year first above written.

SIGNATURES

For and on behalf of
Orangekloud Technology Inc.

____
Authorized Signatory
Name: Goh Kian Hwa
Title: Director

For and on behalf of
Enterprise Software Investment Inc.

____
Authorized Signatory
Name: Goh Kian Hwa
Title: Director

For and on behalf of
MSC Consulting (S) Pte. Ltd.

____
Authorized Signatory
Name: Goh Kian Hwa
Title: Director